As filed with the Securities and Exchange Commission on November 20, 2001
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                          22-3240619
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)

                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                                 (516) 237-6200
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 Irwin D. Simon
          Chairman of the Board, President and Chief Executive Officer
                         The Hain Celestial Group, Inc.
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                                 (516) 237-6200

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                    copy to:
                               Roger Meltzer, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                         ------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
   Title of Securities to be    Amount to be         Proposed Maximum             Proposed Maximum           Amount of
           Registered            Registered    Offering Price Per Share(1)  Aggregate Offering Price(1) Registration Fee
------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value      216,216 shares             $25.11                   $5,429,183.76             $1,357.30
  $.01 per share
========================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market System on November 14, 2001.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.





                 SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2001



PROSPECTUS



                         THE HAIN CELESTIAL GROUP, INC.



                         ________ Shares of Common Stock



     This prospectus relates to the offer and sale of an aggregate of ____ shares of the common stock of The Hain Celestial Group, Inc. by the selling stockholder listed under the heading "Selling Stockholder." We intend to issue these shares to the selling stockholder upon the consummation of our proposed acquisition of Lima SA/NV.

     Our common stock is traded on the Nasdaq National Market under the symbol HAIN. The last reported sales price of our common stock as reported by the Nasdaq National Market System on November 19, 2001 was $24.74 per share.

                           ---------------------------


     See "Risk Factors" for a discussion of certain factors which should be considered in an investment of securities offered hereby.

                           ---------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                           ---------------------------


                     The date of this prospectus is , 2001.

                           ---------------------------

                                TABLE OF CONTENTS

                                                                            Page

RISK FACTORS..................................................................1
USE OF PROCEEDS...............................................................9
SELLING STOCKHOLDER..........................................................10
PLAN OF DISTRIBUTION.........................................................11
DESCRIPTION OF CAPITAL STOCK.................................................12
LEGAL MATTERS................................................................15
EXPERTS......................................................................15
WHERE YOU CAN FIND MORE INFORMATION..........................................16


                           ---------------------------


     You should rely only on the information contained or incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities. The information contained or incorporated by reference in this prospectus may be accurate only on the date of this prospectus.

     This prospectus contains certain forward-looking statements regarding our future financial condition and results of operations and our business operations. These statements involve risks, uncertainties and assumptions, including industry and economic conditions and customer actions and the other factors discussed in this prospectus (including under the caption "Risk Factors") and in our filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The words "expect," "estimate," "anticipate," "predict" and similar expressions are intended to identify forward-looking statements.

     References in this prospectus to "we," "us," "our," the "company" and "Hain" refer to The Hain Celestial Group, Inc. and its subsidiaries.

                                  RISK FACTORS

     Prospective investors should carefully consider the following factors and the other information contained in this prospectus before purchasing any shares of our common stock.

Our Acquisition Strategy Exposes The Company To Risk

     We intend to continue to grow our business in part through the acquisition of new brands and businesses, both in the United States and internationally. Our acquisition strategy is based on identifying and acquiring businesses with products and/or brands that complement our existing product mix. We cannot be certain that we will be able to:

     o    successfully identify suitable acquisition candidates;

     o    negotiate identified acquisitions on terms acceptable to us; or

     o    obtain the necessary financing to complete such acquisition.

     We may encounter increased competition for acquisitions in the future, which could result in acquisition prices we do not consider acceptable. We are unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed.

Our Future Success May Be Dependent On Our Ability To Integrate Companies That We Acquire

     Our future success may be dependent upon our ability to effectively integrate new brands and businesses that we acquire, including our ability to realize potentially available marketing opportunities and cost savings, some of which may involve operational changes. We cannot be certain:

     o as to the timing or number of marketing opportunities or amount of cost savings that may be realized as the result of our integration of an acquired brand or business;

     o that a business combination will enhance our competitive position and business prospects;

     o that we will not experience difficulties with customers, personnel or other parties as a result of a business combination; or

     o with respect to our acquisitions outside the United States, we will not be effected by, among other things, exchange rate risk.

     In addition, we cannot be certain that we will be successful in:

     o integrating an acquired brand or business's distribution channels with those of Hain;

     o coordinating sales force activities of an acquired company or in selling the products of an acquired company to our customer base; or

     o integrating an acquired company into our management information systems or in integrating an acquired company's products into our product mix.

     Additionally, integrating an acquired company into Hain's existing operations will require management resources and may divert our management from our day-to-day operations. If we are not successful in integrating the operations of acquired companies, our business could be harmed.

Consumer Preferences For Specialty Food Products And Teas Are Difficult to Predict And May Change

     A significant shift in consumer demand away from our products or our failure to maintain our current market position could reduce our sales or the prestige of our brands in our markets, which could harm our business. While we continue to diversify our product offerings, we cannot be certain that demand for our products will continue at current levels or increase in the future.

     Our business is limited to natural and specialty food products in markets geared to consumers of natural foods, specialty teas, non-dairy beverages, cereals, breakfast bars, canned soups and vegetables, snacks and cooking oils, which, if consumer demand for such categories were to decrease, could harm our business. Consumer trends change based on a number of possible factors, including:

     o nutritional values, such as a change in preference from fat free to reduced fat to no reduction in fat; and

     o a shift in preference from organic to non-organic and from natural products to non-natural products.

     In addition, we have other product categories, such as medically-directed and weight management food products, kosher foods and other specialty food items. We are subject to evolving consumer preferences for these products.

     Our tea business, which we operate through our wholly-owned subsidiary, Celestial Seasonings, Inc., is substantially dependent on the specialty tea market, which consists of herb tea, green tea, wellness tea and specialty black teas. Recently, the specialty tea market, including our specialty teas, has experienced a reduction in consumer demand. If consumer demand for our specialty teas were to further decrease, our business could be harmed.

Our Markets Are Highly Competitive

     We operate in highly competitive geographic and product markets, and some of our markets are dominated by competitors with greater resources. We cannot be certain that we could successfully compete for sales to distributors or stores that purchase from larger, more established companies that have greater financial, managerial, sales and technical resources. In addition, we compete for limited retailer shelf space for our products. Larger competitors, such as mainstream food companies including General Mills, Nestle S.A., Kraft Foods, Groupe Danone and Kellogg Company, also may be able to benefit from economies of scale, pricing advantages or the introduction of new products that compete with our products. Retailers also market competitive products under their own private labels.

     The beverage market is large and highly competitive. The tea portion of the beverage market is also highly competitive. Competitive factors in the tea industry include product quality and taste, brand awareness among consumers, variety of specialty tea flavors, interesting or unique product names, product packaging and package design, supermarket and grocery store shelf space, alternative distribution channels, reputation, price, advertising and promotion. We currently compete in the specialty tea market, which consists of herb tea, green tea, wellness tea and specialty black tea. Our specialty herb tea products, like other specialty tea products, are priced higher than most commodity black tea products. Our principal competitors on a national basis in the specialty tea market are Thomas J. Lipton Company, a division of Unilever PLC, and R.C. Bigelow, Inc. Unilever has substantially greater financial resources than our tea business. Additional competitors include a number of regional specialty tea companies. Private label competition in the specialty tea category is currently minimal.

     In addition, the refrigerated soy beverage market is primarily driven by one brand, Silk, which is owned by White Wave and holds a significant share of refrigerated soy milk space through its strong national distribution system.

     In the future, our competitors may introduce other products that compete with our products and these competitive products may have an adverse effect on our business, results of operations and financial condition.

We Are Dependent Upon The Services Of Our Chief Executive Officer

     We are highly dependent upon the services of Irwin D. Simon, our chairman of the board, president and chief executive officer. We believe Mr. Simon's reputation as our founder and his expertise and knowledge in the natural and specialty foods market are critical factors in our continuing growth. The loss of the services of Mr. Simon could harm our business.

We Rely On Independent Brokers And Distributors For A Substantial Portion Of Our Sales

     We rely upon sales efforts made by or through non-affiliated food brokers to distributors and other customers. The loss of, or business disruption at, one or more of these distributors or brokers may harm our business. If we were required to obtain additional or alternative distribution and food brokerage agreements or arrangements in the future, we cannot be certain that we will be able to do so on satisfactory terms or in a timely manner. Two of our distributors, United Natural Foods and Tree of Life, accounted for approximately 18% and 17%, respectively, of our net sales for the fiscal year ended June 30, 2001, and 17% and 18%, respectively, for the year ended June 30, 2000. Our inability to enter into satisfactory brokerage agreements may inhibit our ability to implement our business plan or to establish markets necessary to develop our products successfully. Food brokers act as selling agents representing specific brands on a non-exclusive basis under oral or written agreements generally terminable at any time on 30 days' notice, and receive a percentage of net sales as compensation. Distributors purchase directly for their own account for resale. In addition, the success of our business depends, in large part, upon the establishment and maintenance of a strong distribution network.

Manufacturing Facilities

     We manage and operate five manufacturing facilities located throughout the United States. These facilities are located and produce the following product lines: Celestial Seasonings(R), in Boulder, Colorado, produces specialty teas; Terra Chips(R), in Brooklyn, New York, produces vegetable chips; Arrowhead Mills(R), in Hereford, Texas, produces hot and cold cereals, baked goods and meal cups; Deboles(R) pasta, in Shreveport, Louisiana, produces organic pasta; and Health Valley(R) in Irwindale, California, produces hot and cold cereals, baked goods, granola, granola bars, dry soups and other products under the Health Valley(R), Breadshop(R) and Casbah(R) labels. Outside the United States, we have one manufacturing facility in The Netherlands (that we acquired in January 2001) that produces snack foods and one manufacturing facility in Vancouver, Canada (that we acquired in June 2001 in connection with our acquisition of Yves Veggie Cuisine, Inc.) that produces soy-based meat substitute products.

     The facilities in Brooklyn, New York and Irwindale, California are under operating leases through 2004. We own the manufacturing facilities in Boulder, Colorado, Hereford, Texas, Shreveport, Louisiana, The Netherlands and Vancouver, Canada. For the years ended June 30, 2001 and 2000, approximately 51% and 55%, respectively, of our revenue was derived from products manufactured at our manufacturing facilities.

     An interruption in or the loss of operations at one or more of these facilities, or the failure to maintain our labor force at one or more of these facilities, could delay or postpone production of our products, which could have a material adverse effect on our business, results of operations and financial condition until we could secure an alternate source of supply.

     We believe we have sufficient capacity in all of our facilities except for the Brooklyn, New York facility, which is currently at capacity. Since the fourth quarter of fiscal 2000, the demand for Terra Chips products has exceeded the production capacity of our Brooklyn, New York facility. We have engaged additional sources of supply to alleviate these ongoing capacity restraints, including the addition of a new co-packer that began producing our products in October 2000 and the production of certain Terra products at our Netherlands facility. In November 2001, we began production of Terra Chips products at our new Moonachie, New Jersey production facility, and we plan to close our Brooklyn facility on December 31, 2001 as scheduled. We cannot assure you that any such alternate source of supply could be obtained on reasonable terms, or at all.

     Furthermore, there can be no assurance that the recent power situation in California, or similar situations which may arise in other geographic locations, would not adversely affect our business. Also, any work stoppage or disruption at our California facility or any of our other facilities could materially harm our business.

We Rely On Independent Co-Packers To Produce Some Or Most Of Our Products

     Currently, independent food manufacturers, who are referred to in our industry as co-packers, manufacture many of our product lines. These product lines include our Alba(R), Estee(R), Garden of Eatin'(R), Hain Pure Foods(R), Kineret(R), Little Bear Organic Foods(R), Terra Chips(R), Westbrae(R), and Westsoy(R) product lines. For the fiscal years ended June 30, 2001 and 2000, products manufactured for us by co-packers represented approximately 49% and 45%, respectively, of our sales.

     We presently obtain:

     o all of our requirements for non-dairy beverages from five co-packers, all of which are under contract;

     o    all of our requirements for rice cakes from one co-packer;

     o    all of our cooking oils from one co-packer, which is under contract;

     o principally all of our tortilla chips from two suppliers, one of which is under contract;

     o all of our requirements for Terra's Yukon Gold line from one supplier, which is under contract; and

     o the requirements for our canned soups from two suppliers, both of which are under contract.

     In addition, H.J. Heinz Company manufactures the Earth's Best baby food products for Hain under contract. The loss of one or more co-packers, or our failure to retain co-packers for newly acquired products or brands, could delay or postpone production of our products, which could harm our business until such time as an alternate source could be secured, which may be on less favorable terms.

Our Tea Ingredients Are Subject To Import Risk

     Our tea business purchases its ingredients from numerous foreign and domestic manufacturers, importers and growers, with the majority of those purchases occurring outside of the United States. We maintain long-term relationships with most of our suppliers. Purchase arrangements with ingredient suppliers are generally made annually and in U.S. currency. Purchases are made through purchase orders or contracts, and price, delivery terms and product specifications vary.

     Our botanical purchasers visit major suppliers around the world annually to procure ingredients and to assure quality by observing production methods and providing product specifications. Many ingredients are presently grown in countries where labor-intensive cultivation is possible, and where we often must educate the growers about product standards. We perform laboratory analysis on incoming ingredient shipments for the purpose of assuring that they meet our quality standards and those of the U.S. Food and Drug Administration.

     Our ability to ensure a continuing supply of ingredients at competitive prices depends on many factors beyond our control, such as foreign political situations, embargoes, changes in international and world economic conditions, currency fluctuations and unfavorable climatic conditions. We take steps and will continue to take steps intended to lessen the risk of an interruption of botanical supplies, including identification of alternative sources and maintenance of appropriate inventory levels. We have, in the past, maintained sufficient supplies for our ongoing operations.

     Our failure to maintain relationships with our existing suppliers or find new suppliers, observe production standards for our foreign procured products or continue our supply of botanicals from foreign sources could harm our business.

Our Inability To Use Our Trademarks Could Have A Material Adverse Effect On Our Business

     Our inability to use our trademarks could have a material adverse effect on our business, results of operations and financial condition.

     Our trademarks and brand names for the product lines are registered in the United States and a number of foreign countries and we intend to keep these filings current and seek protection for new trademarks to the extent consistent with business needs. We also copyright certain of our artwork and package designs. We own the trademarks for our principal products, including Arrowhead Mills(R), Bearitos(R), Breadshop's(R), Casbah(R), Celestial Seasonings(R), DeBoles(R), Earth's Best(R), Estee(R), Garden of Eatin'(R), Hain Pure Foods(R), Health Valley(R), Kineret(R), Little Bear Organic Foods(R), Nile Spice(R), Terra(R), Westbrae(R), Westsoy(R) and Yves(R). We sell Weight Watchers(R) products pursuant to licenses from Heinz. We have trademarks for most of the best-selling Celestial brands, including Sleepytime(R), Lemon Zinger(R), Mandarin Orange Spice(R), Red Zinger(R), Wild Berry Zinger(R), Tension Tamer(R), Country Peach Passion(R), Raspberry Zinger(R) and Ginko Sharp(R).

     We believe that brand awareness is a significant component in a consumer's decision to purchase one product over another in the highly competitive food and beverage industry. Our failure to continue to sell our products under our established brand names could have a material adverse effect on our business, results of operations and financial condition. We believe that our trademarks and trade names are significant to the marketing and sale of our products and that the inability to utilize certain of these names could have a material adverse effect on our business, results of operations and financial condition.

Our Products Must Comply With Government Regulation

     We and our manufacturers, brokers, distributors and co-packers are subject to extensive regulation by federal, state and local authorities that affect our business. The federal agencies governing our business include the Federal Trade Commission, or FTC, The Food and Drug Administration, or FDA, the United States Department of Agriculture, or USDA and the Occupational Safety and Health Administration, or OSHA. These agencies regulate, among other things, the production, sale, safety, advertising, labeling of and ingredients used in our products. Under various statutes, these agencies prescribe the requirements and establish the standards for quality, purity and labeling. Among other requirements, the USDA must approve our products, including a review of the manufacturing processes and facilities used to produce these products, as well as the labeling of these products, before these products can be marketed in the United States. In addition, advertising of our business is subject to regulation by the FTC. Our activities are also regulated by state agencies as well as county and municipal authorities. We are also subject to the laws of the foreign jurisdictions in which we manufacture and sell our products.

     The USDA has adopted regulations with respect to a national organic labeling and certification program which became effective February 28, 2001 (with an 18-month compliance period for existing products). We are in the process of evaluating our level of compliance with these regulations.

     In addition, on January 19, 2001, the FDA proposed new policy guidelines regarding the labeling of genetically engineered foods. The FDA's proposal is in a comment period. These rules, if adopted, could require us to modify the labeling of our products, which could affect the sales of our products and thus harm our business.

     Furthermore, new government laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscations, recalls or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on our business, results of operations and financial condition.

     In addition, through our Celestial Seasonings subsidiary, we manufacture and sell dietary supplements which are subject to the Dietary Supplement Health and Education Act of 1994, or DSHEA, which went into effect in March 1999. DSHEA defines dietary supplements as a new category of food, separate from conventional food. DSHEA requires specific nutritional labeling requirements for dietary supplements and permits substantiated, truthful and non-misleading statements of nutritional support to be made in labeling, such as statements describing general well-being resulting from consumption of a dietary ingredient, or the role of a nutrient or dietary ingredient in affecting or maintaining a structure or function of the body.

Product Recalls Could Have A Material Adverse Effect On Our Business

     Manufacturers and distributors of products in the food industry are sometimes subject to the recall of their products for a variety of reasons, including for product defects, such as ingredient contamination, packaging safety and inadequate labeling disclosure. If any of our products are recalled due to a product defect or for any other reason, we could be required to incur the expense of the recall or the expense of any resulting legal proceeding. Additionally, if one of our significant brands were subject to recall, the image of that brand and our company could be harmed, which could have a material adverse effect on our business.

Product Liability Suits, If Brought, Could Have A Material Adverse Effect On Our Business

     If a product liability claim exceeding our insurance coverage were to be successfully asserted against us, it could harm our business. We cannot assure you that such coverage will be sufficient to insure against claims which may be brought against us, or that we will be able to maintain such insurance or obtain additional insurance covering existing or new products. As a marketer of food products, we are subject to the risk of claims for product liability. We maintain product liability insurance and generally require that our co-packers maintain product liability insurance with us as a co-insured.

We Rely On Independent Certification For A Number Of Our Natural And Specialty Food Products

     We rely on independent certification, such as certifications of our products as "organic" or "kosher," to differentiate our products in natural and specialty food categories. The loss of any independent certifications could adversely affect our market position as a natural and specialty food company, which could harm our business.

     We must comply with the requirements of independent organizations or certification authorities in order to label our product as certified. For example, we can lose our "organic" certification if a plant becomes contaminated with non-organic materials, or if not properly cleaned after a production run. In addition, all raw materials must be certified organic. Similarly, we can lose our "kosher" certification if a plant and raw materials do not meet the requirements of the appropriate kosher supervision organization, such as The Union of Orthodox Jewish Congregations, The Organized Kashruth Laboratories, "KOF-K" Kosher Supervision, Kosher Overseers Associated of America and Upper Midwest Kashruth.

Due To The Seasonality Of Many Of Our Products, Including Our Tea Products, And Other Factors, Our Operating Results Are Subject To Quarterly Fluctuations

     Our tea business consists primarily of manufacturing and marketing hot tea products and as a result its quarterly results of operations reflect seasonal trends resulting from increased demand for its hot tea products in the cooler months of the year. In addition, some of our other products (e.g., baking and cereal products and soups) also show stronger sales in the cooler months while our snack food product lines are stronger in the warmer months. Quarterly fluctuations in our sales volume and operating results are due to a number of factors relating to our business, including the timing of trade promotions, advertising and consumer promotions and other factors, such as seasonality, inclement weather and unanticipated increases in labor, commodity, energy, insurance or other operating costs. The impact on sales volume and operating results due to the timing and extent of these factors can significantly impact our business. For these reasons, you should not rely on our quarterly operating results as indications of future performance. In some future periods, our operating results may fall below the expectations of securities analysts and investors, which could harm our business.

Terrorism and the Uncertainty of War May Have a Material Adverse Effect on Our Operating Results

     Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, the response by the United States on October 7, 2001 and other acts of violence or war may affect the markets in which we operate and our operations and profitability. Further terrorist attacks against the United States or United States businesses may occur. The potential near-term and long-term effect these attacks may have for our customers, the markets for our services and the U.S. economy are uncertain. The consequences of any terrorist attacks, or any armed conflicts which may result, are unpredictable, and we may not be able to foresee events that could have an adverse effect on our markets or our business.

Our Officers And Directors And An Unaffiliated Stockholder May Be Able To Control Our Actions

     Our officers and directors beneficially own 11.6% of our common stock as of October 1, 2001. Of these officers and directors, one of our directors currently serves as a designee of an affiliate of H.J. Heinz Company, which owns approximately 18.1% of our common stock as of October 1, 2001. Accordingly, our officers and directors may be in a position to influence the election of our directors and otherwise influence stockholder action.

Our Ability To Issue Preferred Stock May Deter Takeover Attempts

     Our board of directors is empowered to issue, without stockholder approval, preferred stock with dividends, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of our common stock and adversely affect the relative voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used as a method of discouraging, delaying or preventing a change in control. Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Although we have no present intention to issue any shares of our preferred stock, we may do so in the future under appropriate circumstances.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by the selling stockholder. All of the proceeds from the sale of shares of common stock by the selling stockholder will be received by the selling stockholder.

                               SELLING STOCKHOLDER

     The following table shows information regarding ownership of the shares of common stock held by the selling stockholder. We have entered into a non-binding letter of intent dated October 31, 2001 under which we have agreed, subject to various terms and conditions, to purchase the outstanding shares of Lima SA/NV, a Belgian corporation. We intend to issue the shares being registered hereby to the selling stockholder upon the consummation of our proposed acquisition of Lima SA/NV.


                                          Number of Shares of                             Number of Shares of
                                             Common Stock                                    Common Stock
                  Name                    Beneficially Owned       Percent of Class        Registered Hereby
                -------                   --------------------     ----------------       -------------------
          Philippe Woitrin                        (1)                     *                       (1)
         -----------------------

----------

*    Less than 1%.

(1) The number of shares to be issued will be determined based on market price of our common stock in the ten day period ending two days prior to the closing of the acquisition, and on various other factors, but in no event will exceed 216,216 shares.

     The selling stockholder has represented to us that he will acquire the shares of common stock for his own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or exemptions therefrom. In recognition of the fact that the selling stockholder may wish to be legally permitted to sell the shares when he deems appropriate, we agreed with the selling stockholder to file with the Commission under the Securities Act the registration statement with respect to the sale of the shares from time to time in transactions in the over-the-counter market, in privately negotiated transactions, or through a combination of these methods of sale, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for the sale thereof by the selling stockholder.

                              PLAN OF DISTRIBUTION

     All of the shares offered hereby may be sold from time to time by the selling stockholder or by his registered assigns. The shares offered hereby may be sold by one or more of the following methods: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) privately negotiated transactions; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer.

     The selling stockholder may be deemed to be a statutory underwriter under the Securities Act. Also any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling stockholder in amounts to be negotiated by the selling stockholder. The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder (including in connection with the distribution of the common stock by such broker-dealers). The selling stockholder may also engage in short sales of the common stock and may enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     The selling stockholder may also sell shares in accordance with Rule 144 under the Securities Act, if Rule 144 is then available.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed broker-dealers.

     We will pay all of the expenses incident to the filing of this registration statement, estimated to be $38,000. These expenses include legal and accounting fees in connection with the preparation of the registration statement of which this prospectus is a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. The selling stockholder will pay all other expenses incident to the offering and sale of the shares to the public, including commissions and discounts of underwriters, brokers, dealers or agents, if any. We have agreed to keep the registration of the shares offered hereby effective until the earlier of the date when all of the shares offered by the selling stockholder have been sold or one year from the date the shares were issued.

                          DESCRIPTION OF CAPITAL STOCK

General

     As of October 31, 2001, our authorized capital stock was 100,000,000 shares of common stock, $.0l par value per share, of which 33,612,020 shares were outstanding, and 5,000,000 shares of preferred stock, $.0l par value per share, none of which had been issued.

     The following description is qualified in all respects by reference to our certificate of incorporation and the bylaws.

Common Stock

     Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our directors then being elected and holders of the remaining shares by themselves cannot elect any directors. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities. All outstanding shares of common stock are fully paid and nonassessable.

Right To Purchase Shares Of Hain Common Stock By An Affiliate Of H.J. Heinz Company

     Under an agreement that we entered with an affiliate of the H.J. Heinz Company in September 1999, the affiliate of H.J. Heinz has the right to purchase shares of our common stock upon certain private issuances of common stock by us, including the issuance of the shares to the selling stockholder to which this prospectus relates, to maintain its then current interest in our company.

Preferred Stock

     We are authorized by our certificate of incorporation to issue a maximum of 5,000,000 shares of preferred stock, in one or more series and containing such rights, privileges and limitations including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as our board of directors may, from time to time, determine.

     The issuance of shares of preferred stock pursuant to our board of directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock, and otherwise adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying or preventing us from being subject to a change in control. See "Risk Factors -- Our Ability To Issue Preferred Stock May Deter Takeover Attempts." We are not required by the Delaware General Corporation Law, or the DGCL, to seek stockholder approval prior to any issuance of authorized but unissued stock and our board of directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law.

Options

1993 Executive Stock Option Plan

     In July 1993, we adopted the 1993 Executive Stock Option Plan under which we granted to Irwin D. Simon options to purchase 600,000 shares of our common stock. The exercise price of options designed to qualify as incentive options is $3.58 per share and the exercise price of non-qualified options is $3.25 per share. During fiscal 2001, options to purchase 65,000 shares were exercised. At June 30, 2001, 535,000 options were outstanding under the 1993 Plan. The options expire in 2003.

1994 Long Term Incentive and Stock Award Plan

     In December 1994, we adopted the 1994 Long Term Incentive and Stock Award Plan, which we refer to in this prospectus as the 1994 Plan. The 1994 Plan, as amended, provides for the granting of incentive stock options to employees and directors to purchase up to an aggregate of 6,400,000 shares of our common stock with a maximum individual limit of 1,000,000 shares in any calendar year. The 1994 Plan is administered by the compensation committee of the board of directors. All of the options granted to date under the 1994 Plan have been incentive or non-qualified stock options providing for exercise prices not less than the fair market price at the date of grant, and expire 10 years after date of grant. At the discretion of the compensation committee, options are exercisable upon grant or over an extended vesting period. During fiscal year 1998, options to purchase 299,200 shares were granted at prices from $4.50 to $14.13 per share, options to purchase 274,400 shares were exercised and options to purchase 47,800 shares were canceled. During fiscal year 1999, options to purchase 1,175,600 shares were granted at prices from $12.125 to $21.50 per share, options to purchase 322,950 shares were exercised and options to purchase 23,750 shares were canceled. During fiscal year 2000, options to purchase 372,550 shares were granted at prices ranging from $21.188 to $33.50 per share, options to purchase 127,900 shares were exercised and options to purchase 14,750 shares were canceled. During fiscal 2001, options to purchase 1,339,100 shares was granted at prices ranging from $27.125 to $36.6875 per share, options to purchase 340,525 shares were exercised and options to purchase 12,475 shares were cancelled. At June 30, 2001, 2,877,750 options were outstanding under the 1994 Plan and 2,332,325 options were available for grant.

1996 Directors Stock Option Plan

     In December 1995, we adopted the 1996 Directors Stock Option Plan, which we refer to in this prospectus as the Directors Plan. The Directors Plan provides for the granting of stock options to non-employee directors to purchase up to an aggregate of 750,000 shares of our common stock. During fiscal year 1998, options for an aggregate of 67,500 shares were granted at prices of $8.50 and $19.68 per share, no options were exercised and no options were canceled. During fiscal year 1999, options for an aggregate of 95,000 shares were granted at a price of $17.625 per share, options to purchase 90,000 shares were exercised and no options were canceled. During fiscal year 2000, options for an aggregate of 103,500 shares were granted at prices of $23.25 and $26.063 per share, options to purchase 80,000 shares were exercised and no options were canceled. During fiscal year 2001, options for an aggregate 140,000 were granted at prices ranging from $27.75 to $32.125 per share, options to purchase 51,000 shares were exercised and no options were cancelled. No options may be granted under the Directors Plan after December 2000 and 186,500 options were cancelled due to expiration of the Directors Plan.

2000 Directors Stock Option Plan

     In May 2000, we adopted a new Directors Stock Option Plan, which we refer to in this prospectus as the 2000 Directors Plan. The 2000 Directors Plan provides for granting of stock options to non-employee directors to purchase up to an aggregate of 750,000 shares of our common stock. At June 30, 2001, no options were outstanding under the 2000 Director Plan and 750,000 options were available for grant.

Celestial Plans

     In connection with our acquisition of Celestial Seasonings, we assumed Celestial's 1993 Long-Term Incentive Plan and 1994 Non-Employee Director Compensation Plan, which we refer to in this prospectus collectively as the Celestial Plans. No future options to purchase shares of common stock will be granted under the Celestial Plans. During fiscal year 2001, options to purchase 801,553 shares were exercised and options to purchase 2,795 shares were cancelled. As of June 30, 2001 options to purchase 463,458 shares of common stock were outstanding under the Celestial Plans.

Warrants

     As of June 30, 2001, warrants to purchase an aggregate of 396,098 shares of common stock were outstanding. Each warrant entitles the holder to purchase one share of common stock, subject to anti-dilution adjustments, at an exercise price ranging from $3.25 to $12.69 per share.

Certificate of Incorporation and Bylaws

     Pursuant to the DGCL, the power to adopt, amend and repeal bylaws is conferred solely upon the stockholders unless the corporation's certificate of incorporation also confers such power upon the board of directors. Under our certificate of incorporation, our board of directors is granted the power to amend our bylaws. Our bylaws provide that each director has one vote on each matter for which directors are entitled to vote. Our certificate of incorporation and/or bylaws also provide that (1) from time to time, by resolution, our board of directors has the power to change the number of directors, (2) the directors will hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, and (3) special meetings of stockholders may only be called by our board of directors or our officers. These provisions, in addition to the existence of authorized but unissued capital stock, may have the effect, either alone or in combination with each other, of making more difficult or discouraging unsolicited third parties from an acquisition of us deemed undesirable by our board of directors. Our board of directors currently has ten members and one vacancy.

Section 203 of the Delaware Law

     Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (3) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person, who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. This provision of law could discourage, prevent or delay a change in management or stockholder control of us, which could have the effect of discouraging bids and thereby prevent stockholders from receiving the maximum value for their shares, or a premium for their shares in a hostile takeover situation.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the common stock offered hereby will be passed upon for us by Cahill Gordon & Reindel, New York, New York.

                                     EXPERTS

     The consolidated financial statements of The Hain Celestial Group, Inc. and Subsidiaries appearing in The Hain Celestial Group, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the year 1999, are based in part on the report of Deloitte & Touche LLP, independent auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedules of Celestial Seasonings, Inc. incorporated in this prospectus by reference from Celestial Seasonings, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which are incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the Commission by addressing written requests to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as us, that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     This prospectus is part of a registration statement on Form S-3 that we filed with the Commission to register the shares that the selling stockholder will sell in this offering. This prospectus does not include all of the information contained in the registration statement. For further information about us and the securities offered in this prospectus, you should review the registration statement and the information incorporated by reference therein. You can inspect or copy the registration statement, at prescribed rates, at the Commission's public reference facilities at the address listed above.

     The Commission allows us to "incorporate by reference" information into the prospectus, which means that we can disclose important information to you by referring you to those documents filed separately with the Commission. The information incorporated by reference is considered part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

     This prospectus incorporates by reference the documents listed below that we previously filed with the Commission. These documents contain important information about us and our finances:

              HAIN'S SEC FILINGS
              (FILE NO. 0-22818)                          PERIOD
----------------------------------------  ------------------------------------

Annual Report on Form 10-K                 Fiscal year ended June 30, 2001
Quarterly Report on Form 10-Q              Quarter ended September 30, 2001
Current Reports on Form 8-K                Filed on November 6, 2001

            CELESTIAL'S SEC FILINGS
              (FILE NO. 0-22018)                          PERIOD
----------------------------------------  ------------------------------------

Annual Report on Form 10-K                 Fiscal year ended September 30, 1999
Amendment to Annual Report on Form 10-K/A  Filed on December 31, 1999
Quarterly Report on Form 10-Q              Quarter ended December 31, 1999
Current Report on Form 8-K                 Filed on March 14, 2000

     We also incorporate by reference additional documents that we may file with the Commission between the date of the initial filing of the registration statement of which this prospectus is a part and the completion of the offering. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Upon request, we will provide without charge to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to the President, The Hain Celestial Group, Inc., 50 Charles Lindbergh Boulevard, Uniondale, New York, 11553, (516) 237-6200.

================================================================================



                         The Hain Celestial Group, Inc.

                                  Common Stock





                                 ---------------

                                   PROSPECTUS
                                ----------------


















                                     , 2001







================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than discounts and commissions, if any, incurred in connection with the sale of common stock being registered (all amounts are estimated except the Securities and Exchange Commission registration fee and the Nasdaq National Market Listing fee). We will bear all expenses incurred in connection with the sale of the common stock being registered hereby, and the selling stockholder will not bear any portion of such expenses, other than commissions and discounts relating to the shares to be sold by the selling stockholder, if any.

Securities and Exchange Commission Registration Fee......    $      1,357.30
Nasdaq National Market Listing Fee.......................    $      4,324.32
Legal Fees and Expenses..................................    $     20,000.00
Accounting Fees and Expenses.............................    $     11,000.00
Miscellaneous............................................    $      1,318.38
                                                             ---------------
         Total...........................................    $     38,000.00
                                                             ===============

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     1. Indemnification. Delaware Law. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its stockholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 145(a) of the DGCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any threatened, pending or completed action other than a derivative action, whether civil or criminal, against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against expenses (including attorneys fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, if such director or officer acted, in good faith, and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be made in respect of any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action was brought determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court deems proper

     Section 145(d) of the DGCL specifies the manner in which payment of indemnification under Section 145(a) of the DGCL or indemnification permitted under Section 145(b) of the DGCL may be authorized by the corporation. Section 145(c) of the DGCL provides that indemnification by a corporation is mandatory in any case in which a present or former director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 145(d).

     Section 145(g) of the DGCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above section or (2) directors and officers in instances in which they may be indemnified by a corporation under such section.

     2. Hain's Certificate of Incorporation and Bylaws. Article Eleventh of the Certificate of Incorporation and Article IV of the Bylaws of Hain provides for Hain to indemnify its corporate personnel, directors and officers to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

Item 16. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:


Exhibit No.         Description

     5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

     23.1 Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Deloitte & Touche LLP, Independent Auditors.

     23.3 Consent of Cahill Gordon & Reindel (included in Exhibit 5).

     24 Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement).

Item 17. UNDERTAKINGS.

     (A) The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (b) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D) The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uniondale, State of New York, on this 20th day of November, 2001.

                           THE HAIN CELESTIAL GROUP, INC.


                           By:   /s/ Irwin D. Simon
                                 ----------------------------------------------
                                 Name:   Irwin D. Simon
                                 Title:  President, Chief Executive Officer and
                                         Chairman of the Board

     Each person whose signature appears below in so signing also makes, constitutes and appoints Irwin D. Simon, Gary M. Jacobs or Ira J. Lamel, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any an all amendments and post-effective amendments to this registration statement, and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all post-effective amendments thereto together with exhibits to any such registration statements or amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 20, 2001 by the following persons in the capacities indicated.

                  Name                                                    Title

/s/ Irwin D. Simon                                       Chairman of the Board, President and Chief
------------------------------------------------         Executive Officer
Irwin D. Simon                                           (Principal Executive Officer)

/s/ Ira J. Lamel                                         Executive Vice President, Chief Financial
------------------------------------------------         Officer and Treasurer
Ira J. Lamel                                             (Principal Financial and Accounting Officer)

/s/ Morris J. Siegel                                     Director
------------------------------------------------
Morris J. Siegel

/s/ Beth L. Bronner                                      Director
------------------------------------------------
Beth L. Bronner

/s/ Jack Futterman                                       Director
------------------------------------------------
Jack Futterman

/s/ James S. Gold                                        Director
------------------------------------------------
James S. Gold

/s/ Marina Hahn                                          Director
------------------------------------------------
Marina Hahn

/s/ Andrew R. Heyer                                      Director
------------------------------------------------
Andrew R. Heyer

/s/ Joseph Jimenez                                       Director
------------------------------------------------
Joseph Jimenez



                                      II-6

/s/ Roger Meltzer                                        Director
------------------------------------------------
Roger Meltzer

/s/ Gregg A. Ostrander                                   Director
------------------------------------------------
Gregg A. Ostrander


                                INDEX TO EXHIBITS


Exhibit No.         Description

     5 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

     23.1 Consent of Ernst & Young LLP, Independent Auditors.

     23.2 Consent of Deloitte & Touche LLP, Independent Auditors.

     23.3 Consent of Cahill Gordon & Reindel (included in Exhibit 5).

     24 Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain directors of Registrant (included on signature pages to this Registration Statement).

                                                                       Exhibit 5


                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005


                                November 20, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                      Re: The Hain Celestial Group, Inc.
                          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to The Hain Celestial Group, Inc. (the "Company") in connection with the preparation of the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") in connection with the sale by the selling stockholder listed therein (the "Selling Stockholder") of up to 216,216 shares of common stock of the Company, par value $.01 per share (the "Shares").

     In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based on the foregoing, and subject to the effectiveness of the Registration Statement under the Securities Act and the issuance of the Shares in accordance with the terms of a definite agreement to be entered into among the Company, the Selling Stockholder and the other parties thereto, we advise you that in our opinion, the Shares will be legally issued, fully paid and nonassessable.

     We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the use of our firm's name under the caption "Legal Matters" and to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement referred to above.

                                         Very truly yours,

                                         /s/ Cahill Gordon & Reindel

                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Hain Celestial Group, Inc. for the registration of 216,216 shares of its common stock and to the incorporation by reference therein of our report dated August 31, 2001, with respect to the consolidated financial statements and schedule of The Hain Celestial Group, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP

Melville, New York
November 16, 2001

                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement of 216,216 shares of common stock of The Hain Celestial Group, Inc. on Form S-3 of our reports dated November 3, 1999, appearing in the Annual Report on Form 10-K/A of Celestial Seasonings, Inc. and subsidiaries for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
November 15, 2001